EXHIBIT 10.1

Governance Agreement

This GOVERNANCE AGREEMENT (this “Agreement”) is made as of September 17, 2024 (the “Effective Date”), by and among CompoSecure, Inc. (the “Company”), Resolute Compo Holdings LLC (“Resolute”) and Tungsten 2024 LLC (“Buyer”).

RECITALS

WHEREAS, Resolute is a controlled Affiliate (as used herein, as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Buyer;

WHEREAS, the Buyer has entered into those certain Stock Purchase Agreements (the “Purchase Agreements”), by and among Buyer and the persons set forth on Schedule I attached thereto, pursuant to which the Buyer will acquire, subject to and upon the closing of the transactions contemplated by the Purchase Agreements (the “Closing”), 49,290,409 shares (the “Aggregate Purchased Shares”) of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) representing 60% of the issued and outstanding shares of capital stock of the Company;

WHEREAS, the Company is a party to that certain Stockholders Agreement dated as of December 27, 2021 by and among the Company and the signatory stockholders thereto (the “Stockholders Agreement”), and Buyer has conditioned the consummation of the Closing on termination of such Stockholders Agreement;

WHEREAS, on July 30, 2024, the board of directors (the “Board”) of the Company established a special committee (the “Special Committee”) comprised entirely of independent directors and authorized the Special Committee to, among other things, (i) take all actions with respect to the transactions contemplated by the Purchase Agreements, including any review, discussion, consideration, deliberation, examination, investigation, analysis, assessment, evaluation, exploration, response, negotiation, termination, rejection, approval and/or authorization on behalf of the Company in connection therewith, and (ii) take any and all other actions as the Special Committee in its sole discretion deems necessary, advisable or appropriate in connection with its consideration of the transactions contemplated by the Purchase Agreements;

WHEREAS, after due consideration of all factors the Special Committee deems relevant (including, without limitation, the interests of the holders of Common Stock other than any holder thereof that also holds shares of Class B Common Stock, par value $0.0001 per share, of the Company) and in consultation with its legal and financial advisors, on August 7, 2024, the Special Committee approved, among other things, the termination of the Stockholders Agreement on behalf of the Company, pursuant to the terms of a letter agreement, dated August 7, 2024, by and among the Company and Buyer (the “Letter Agreement”), subject to and conditioned upon, the execution and delivery of this Agreement (the “Special Committee Determination”);

WHEREAS, as of the Effective Date, and immediately following the consummation of the Closing under the Purchase Agreement, the Buyer, together with Resolute and certain of its Affiliates (collectively, the “Stockholder”), is the record and beneficial holder of the number and class of shares of capital stock of the Company as set forth opposite its name on Schedule A hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Stockholder Voting Matters.

1.1                Agreement to Vote. Until the termination of this Agreement pursuant to the terms hereof, the Stockholder hereby covenants and agrees that it shall vote (or consent) or cause to be voted (or a consent given with respect to) all shares of Common Stock owned or held (whether beneficially, as such term is defined in the Exchange Act, of record or otherwise) by such Stockholder or its Affiliates, including any shares of capital stock of the Company acquired and owned or held (beneficially, of record or otherwise) by the Stockholder or its Affiliates subsequent to the Effective Date (hereinafter, the “Voting Shares”), in accordance with the provisions of this Agreement whether at regular or special meetings of the Company’s stockholders or any subset thereof or pursuant to any consent in lieu of a meeting of stockholders. The obligations of the Stockholder pursuant to this Article 1 shall include any stockholder vote to amend the certificate of incorporation or the bylaws of the Company as required to effect the intent of this Agreement, notwithstanding any limitation on such amendment set forth herein.

1.2                Board of Directors; Election. At each meeting of the stockholders of the Company (or pursuant to any consent in lieu thereof), the Company and the Stockholder shall take all reasonable actions within their respective control (including, with respect to the Stockholder, by voting or causing to be voted all Voting Shares owned or held by the Stockholder or its Affiliates) in such manner as may be necessary to (i) fix and maintain the number of directors which shall constitute the whole Board at eleven (11) directors, (ii) maintain on the Board at all times no less than six (6) directors who each qualify as an “independent director” under the Exchange Act and the NASDAQ listing rules (collectively, the “Independent Directors”), as such individuals may be designated by the Nominating Committee of the Board (the “Nominating Committee”), (iii) maintain on the Board at all times the then serving Chief Executive Officer of the Company (the “Executive Director”), (iv) maintain at all times a Nominating Committee that is comprised of a majority of Independent Directors, (v) maintain on the Board for so long as the Stockholder owns or holds (whether beneficially, of record or otherwise) at least 35% of the outstanding shares of Common Stock no less than six (6) designees of the Stockholder (collectively, the “Stockholder Directors”), of which two (2) shall qualify as Independent Directors and be subject to approval of the Nomination Committee, which approval shall not be unreasonably withheld (collectively, the “Stockholder-Designated Independent Directors”), and (vi) cause to be elected or appointed to the Board each such designated Independent Director (including the Stockholder-Designated Independent Directors, as applicable), other Stockholder Directors (as applicable) and the Executive Director. In furtherance of the foregoing, the Company agrees to include in the slate of nominees recommended by the Board those persons designated by the Nominating Committee for inclusion on the slate as the Independent Directors (including the Stockholder-Designated Independent Directors (as applicable)), the other Stockholder Directors (as applicable) and the Executive Director, and to use all reasonable best efforts to cause the election of such Independent Director designees, other Stockholder Director designees and the Executive Director designee to the Board, including soliciting proxies in favor of the election of such person, subject only to applicable law.

1.3                Vacancies; Removal; Resignation. In the event any individual serving as an Independent Director ceases to serve as a member of the Board, or any vacancy occurs among the Independent Directors by reason of death, disability, retirement, resignation, removal or, if and when applicable, an increase in the either the number of Independent Directors, each of the Company and the Stockholder, in its capacity as a stockholder of the Company, shall take all such action reasonably necessary to promptly cause the election or appointment of a substitute Independent Director selected in accordance with Section 1.2, including by voting or causing to be voted the Voting Shares owned or held by the Stockholder or its Affiliates, in favor thereof. The Stockholder shall not vote any of the Voting Shares owned or held by the Stockholder or its Affiliates in favor of the removal of any Independent Director unless such removal shall be first authorized by a majority of the Independent Directors. The Company shall require, as a condition to the employment of any Chief Executive Officer (or any continuation thereof), that upon the resignation or other termination of the Chief Executive Officer from such office, he or she will immediately resign as a member of the Board.

2.             Lock-Up.

2.1                Except as expressly set forth herein, during the period commencing on the Effective Date and ending on the date that is twelve (12) months after the Effective Date (the “Lock-Up Period”), the Stockholder shall not, and shall cause its Affiliates not to, directly or indirectly, whether by merger, consolidation, conversion, domestication or otherwise by operation of law, (a) transfer, sell, hypothecate, lend, offer for sale, pledge, give, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Voting Shares owned or held by Stockholder or its Affiliates or any securities convertible into or exercisable or exchangeable for Voting Shares or any shares of Common Stock issuable upon conversion of any Voting Shares, (b) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of, or rights associated with, ownership of the Voting Shares owned or held by Stockholder or its Affiliates or any securities convertible into or exercisable or exchangeable for Voting Shares, whether any such transaction described in clauses (a) or (b) above (in each case, a “Transfer”) is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b).

2.2                Permitted Transfers. Notwithstanding anything to the contrary herein, the restriction on Transfers set forth in Section 2.1 shall not apply to (each of the below, a “Permitted Transfer”):

(i) Transfers of shares of Common Stock by Stockholder to its wholly owned Affiliates, provided (a) that such Affiliate executes a joinder in accordance with Section 6, and (b) that no such Transfer(s) shall relieve the Stockholder of its obligations under this Agreement;

(ii) a Transfer pursuant to (A) any merger, tender or exchange offer, consolidation, amalgamation, conversion, domestication, reorganization, or similar transaction between the Company and another person pursuant to which the stockholders of the Company immediately prior to such merger, tender or exchange offer, consolidation, amalgamation, conversion, domestication, reorganization or similar transaction would own, as of immediately after such transaction, less than 50% of the total economic or voting power of all outstanding shares of capital stock of the Company (or resulting or surviving entity), (B) any sale, lease, license, exchange, transfer or other disposition of all or substantially all of the assets of the Company or any of its subsidiaries to another person, or (C) the voluntary initiation of any liquidation, dissolution or winding up of the Company or commencement of a proceeding for bankruptcy, insolvency or receivership with respect to the Company or any of its subsidiaries, in each of the foregoing clauses (a), (b) and (c), whether in any single transaction or series of related transactions, regardless of the amount of consideration (the foregoing, a “Change in Control Transaction”), in each case, which results in all holders of the capital stock having the right to exchange their shares of capital stock for cash, securities or other property (including, for the avoidance of doubt, any tender offer or exchange offer that is for less than all of the issued and outstanding shares of Common Stock);

(iii) any Transfer of Voting Shares in an open market transaction, provided that the Stockholder (or its Affiliates) shall in no event be permitted to Transfer Voting Shares if, following such Transfer (whether in a single transaction or in a series of transactions) the Stockholder shall cease to own (beneficially or otherwise) at least 50% of the total Voting Shares owned or held by the Stockholder on the Effective Date (as adjusted for any subdivision, combination, stock split, stock dividend or other recapitalization or reclassification); or

(iv) any Transfer of Voting Shares to the Company during the Lock-up Period pursuant to the Stockholder’s pro rata participation in a repurchase program approved by the Board in accordance with the terms of this Agreement.

2.3                Transfers in Violation of this Agreement. If any Transfer of Voting Shares is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company may refuse to recognize any such purported transferee of the Voting Shares as a holder of Common Stock for any purpose. Stockholder agrees that during the Lock-Up Period, the Company may, with respect to any Voting Shares or any securities convertible into or exercisable or exchangeable for Voting Shares owned or held by Stockholder or its Affiliates, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to any Transfer of such securities during the Lock-up Period not in compliance with this Section 2.

3.             Standstill.

3.1                During the period commencing on the Effective Date and ending on the date that is twelve (12) months after the Effective Date (the “Standstill Period”), without the prior written approval of a majority of the Independent Directors, the Stockholder shall not, and shall not permit its Affiliates, subsidiaries, or associates (as defined in Section 10.3 of the Second Amended and Restated Certificate of Incorporation of the Company) to:

(i) acquire, offer or propose to acquire (whether publicly or otherwise), or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any equity, debt or equity-linked securities of the Company if, following such acquisition, Stockholder and its controlled Affiliates would own securities of the Company representing more than 62% of the issued and outstanding shares of Common Stock (as adjusted for any subdivision, combination, stock split, stock dividend or other recapitalization or reclassification);

(ii) make, or in any way participate in any solicitation of any proxy to vote any of the Voting Shares (or other equity securities of the Company) with respect to any matter (including, without limitation, any contested solicitation for the election of directors with respect to the Company), other than solicitations or acting as a participant in support of all of the Company’s nominees including, without limitation, the nominees for Independent Directors pursuant to Article 1;

(iii) form, join or in any way participate in, or enter into any agreement, arrangement or understanding with, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any equity or equity-linked securities of the Company for purposes of the transactions contemplated by Section 3.1(i) or Section 3.1(ii), or deposit any Voting Shares (or other equity securities of the Company) in a voting trust or similar arrangement or subject any Voting Shares (or other equity securities of the Company) to any voting agreement or similar arrangement, or grant any proxy with respect to any Voting Shares (or other equity securities of the Company) (other than to a designated representative of the Company pursuant to a proxy statement of the Company), other than as contemplated by this Agreement;

(iv) commence or offer to commence (whether publicly or otherwise) any tender or exchange offer for any securities of the Company or its subsidiaries;

(v) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings whether or not legally enforceable with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any merger or business combination with the Company or Change in Control Transaction;

(vi) call or seek to call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company;

(vii) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities;

(viii) advise, assist, knowingly encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing activities;

(ix) make any proposal or disclose any plan or arrangement inconsistent with the purpose and intent of this Section 3;

(x) unless required by law, make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) in support of or concerning any of the foregoing provisions of this Section 3);

(xi) with respect to any of the foregoing provisions of this Section 3, publicly request the Company to amend or waive any such provisions or otherwise consent to any action inconsistent with any such provisions; or

(xii) bring any action or otherwise act to contest the validity of this Section 3.

3.2                Notwithstanding the foregoing restrictions set forth in Section 3.1, the Stockholder may (a) make a proposal to a committee of the Board comprised entirely of Independent Directors with respect to any transaction described in paragraphs (i) through (v) above, so long as such proposal is not publicly disclosed, and (b) the members of the board of directors of Stockholder or its Affiliates shall be permitted to communicate on a confidential basis with the Independent Directors regarding any matter related to such proposal, including potential transactions between Stockholder (or its Affiliates) and the Company and potential waivers or amendments to the terms of this Agreement.

3.3                Rule 13e-3 Transaction. During the period commencing on the Effective Date and ending on the date that is twenty-four (24) months after the Effective Date, subject to the terms of this Agreement, the Company shall not enter into, the Board shall not cause the Company to enter into, and the Stockholder shall not (and shall cause its Affiliates not to) participate in, directly or indirectly, any transaction that is a Rule 13e-3 transaction under the Exchange Act (a “Rule 13e-3 Transaction”), unless the consummation of such Rule 13e-3 Transaction shall be subject to and contingent upon the receipt of

(i) the approval of a fully empowered committee of the Board comprised entirely of Independent Directors; and

(ii) if (A) such Rule 13e-3 Transaction constitutes or would otherwise constitute a Change in Control Transaction and (B) such Rule 13e-3 Transaction requires the approval or consent of the stockholders of the Company pursuant to applicable law, then in addition to the approval or consent described in clause (B) above, the approval or adoption thereof by the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Company (excluding any Voting Shares owned or held by the Stockholder or its Affiliates), provided that the vote requirement set forth in this Section 3.3(ii) may be waived by the majority of the committee referenced in Section 3.3(i).

3.4                No Short-Form Merger. During the period commencing on the Effective Date and ending on the date that is twenty-four (24) months after the Effective Date, Stockholder shall not, and shall cause its Affiliates not to, effect any merger of the Company pursuant to Section 253 of the Delaware General Corporation Law without obtaining the prior approval of a fully empowered committee of the Board comprised entirely of Independent Directors, irrespective of the voting power represented by the Voting Shares owned or held (beneficially or otherwise) or controlled by the Stockholder.

4.             Representations and Warranties.

4.1                Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery thereof by the other parties, constitutes a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally.

4.2                Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that (a) it and each of its Affiliates, as applicable, is an entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has the entity power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary entity action on the part of the Stockholder and no other entity proceedings on the part of the Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery thereof by the other parties, constitutes a valid and binding obligation of the Stockholder, and is enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and (d) as of the date hereof, and immediately following the consummation of the Closing, the Stockholder and its Affiliates beneficially own 50,790,409 shares of the Common Stock, as detailed on Schedule A attached hereto.

5.             Covenants; De-Listing. Until this Agreement has been terminated in accordance with its terms, (a) the Company, the Board and the Stockholder shall take all actions reasonably necessary to cause the Nominating Committee to be comprised of a majority of Independent Directors and (b) the Company, the Board and, to the extent applicable, the Stockholder, shall not authorize approve or ratify the voluntary delisting of the Common Stock from the NASDAQ stock exchange or voluntary deregistration of the Common Stock from registration under the Exchange Act, without the prior approval of a majority of the Independent Directors.

6.             Joinder. From and after the expiration of the Lock-Up Period, prior to effectuating any Transfer of Voting Shares that, individually or when aggregated with other Transfers, would result in any transferee holding in excess of five percent (5%) or more of the outstanding shares of Common Stock, the Stockholder (or any subsequent transferor in accordance with the terms of this Agreement) and such transferee shall deliver to the Company, prior to such Transfer, a written joinder, in substantially the form attached as Exhibit A to this Agreement, agreeing to be bound by the terms of this Agreement as if such transferee was a Stockholder hereunder. In the event of any Transfer of Voting Shares in accordance with the terms of this Agreement, the Stockholder authorizes the Secretary of the Company to update Schedule A accordingly.

7.             Miscellaneous.

7.1                Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier postage prepaid (receipt requested), (c) on the date sent by email (with confirmation of transmission, and provided, that, unless affirmatively confirmed by the recipient as received, notice is also sent to such party under another method permitted in this Section 7.1 within two (2) business days thereafter) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third (3rd) business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

If to the Company:

CompoSecure, Inc.

309 Pierce Street

Somerset, NJ 08873

Attention: Corporate Secretary

Email:

If to the Stockholder:

Resolute Compo Holdings LLC

445 Park Avenue, Suite 15F

New York, NY 10022

Attention: David M. Cote

Email:

7.2           Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

7.3           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. None of the parties hereto may assign its rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, no assignment of this Agreement or any obligations thereof shall be made by the Company or the Board without first obtaining the approval of a majority of the Independent Directors. No assignment shall relieve the assigning party of any of its obligations hereunder except as expressly contemplated hereby.

7.4           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.5           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware.

7.6           Submission to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto (i) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.1. Nothing in this Section 7.6, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.6.

7.7           Specific Performance. Each party acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any party of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party shall have the right to injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties’ covenants and agreements contained in this Agreement, in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of any of the covenants or agreements contained in this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

7.8           Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held by a court of competent jurisdiction or other governmental authority to be invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. Upon such determination by such court or other governmental authority, the parties will substitute for any invalid or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

7.9           Amendment; Waiver; Termination. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding the foregoing, no amendment, extension or waiver of this Agreement or any provisions thereof shall be made by the Company or the Board without first obtaining the approval of a majority of the Independent Directors. The Independent Directors shall direct enforcement of any provisions of this Agreement against the Stockholder. Any provision of this Agreement enforceable against the Stockholder may be waived only by a majority of the Independent Directors. This Agreement shall terminate upon the earliest to occur of (i) such time as the Stockholder, or any of its successors or assigns, ceases to own or hold (beneficially or otherwise) or control at least 15% of the issued and outstanding shares of Common Stock, (ii) the consummation of a Change in Control Transaction (except to the extent any party thereto is required to execute a joinder to this Agreement in accordance with Section 6), or (iii) the date on which the Independent Directors unanimously determine to terminate this Agreement.

7.10         [reserved].

7.11         Mutual Drafting. This Agreement is the mutual product of the parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

COMPOSECURE, INC.

By:	/s/ Jonathan C. Wilk
Name:	Jonathan C. Wilk
Title:	Chief Executive Officer

STOCKHOLDER:

TUNGSTEN 2024 LLC

By:	/s/ John Cote
Name:	John Cote
Title:	Manager

RESOLUTE COMPO HOLDINGS LLC
By: Tungsten 2024 LLC, its managing member

By:	/s/ John Cote
Name:	John Cote
Title:	Manager

[Signature Page to the Governance Agreement]

[Schedule Omitted]

EXHIBIT  A

[Form of Joinder Agreement]

JOINDER AGREEMENT

TO THE

GOVERNANCE AGREEMENT

OF

COMPOSECURE, INC.

THIS JOINDER AGREEMENT (this “Joinder”) to the Governance Agreement, dated as of September 17, 2024, by and among CompoSecure, Inc. (the “Company”), Resolute Compo Holdings LLC and Tungsten 2024 LLC (as may be amended, restated or modified from time to time, the “Agreement”), is made and entered into as of [__] (the “Effective Date”), by and among the Company, the Stockholder and [__] (the “Transferee”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, concurrently with the execution and delivery of this Joinder, Transferee has acquired (or has offered to acquire) [__] shares of Common Stock from the Stockholder (the “Acquisition”), and such shares were, immediately prior to the effectiveness of the Acquisition, Voting Shares;

WHEREAS, the terms of the Agreement require Transferee, as a transferee of Voting Shares, to become a party to the Agreement, and Transferee desires and agrees to do so in accordance with the terms of this Joinder; and

WHEREAS, the parties to this Joinder desire to amend the Agreement as set forth in this Joinder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.	Agreement to be Bound. Transferee hereby agrees that upon execution of this Joinder, Transferee shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto. Transferee shall be a Stockholder under the Agreement.

2.	Compliance with Agreement. Transferee, the Company, and the Stockholder each hereby covenant and agree that the Acquisition has been (or shall be) consummated in accordance with Section 2.2 or 6 of the Agreement, as applicable. The foregoing covenant and agreement shall only apply to the Acquisition and not to any future Transfer of Voting Shares or Common Stock or Voting Shares, as applicable.

3.	Amendment of Schedule A. The Company, the Stockholder and the Transferee acknowledge and agree that the Secretary of the Company shall update Schedule A to the Agreement to reflect the number of shares of Common Stock owned or held by Transferee.

4.	Miscellaneous. The headings in this Joinder are for convenience of reference only and shall not constitute a part of this Joinder, nor shall they affect their respective meaning, construction or effect. This Joinder may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Joinder by facsimile or electronic transmission (including in Adobe .PDF format) shall be effective as delivery of a manually executed counterpart to this Joinder.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have executed this Joinder as of the Effective Date.

COMPANY:

COMPOSECURE, INC.

By:
Name:
Title:

STOCKHOLDER:

TUNGSTEN 2024 LLC

By:
Name:	John Cote
Title:	Manager

RESOLUTE COMPO HOLDINGS LLC
By: Tungsten 2024 LLC, its managing member

By:
Name:
Title:

TRANSFEREE:

[__]

By:
Name:
Title:

[Signature Page to Joinder Agreement to the Governance Agreement of CompoSecure, Inc.]